Exhibit 99.1

Inspirato Announces First Quarter Financial and Operating Results

DENVER, May 8, 2023 – Inspirato Incorporated (“Inspirato” or the “Company”) (NASDAQ: ISPO), the innovative luxury travel subscription brand, today announced its 2023 first quarter financial and operating results.

Except as otherwise stated, all financial results discussed below are presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. As supplemental information, we have provided certain additional non-GAAP financial measures in this press release’s supplemental tables, and such supplemental tables include a reconciliation of these non-GAAP measures to our GAAP results. The sum of individual metrics may not always equal total amounts indicated due to rounding.

2023 First Quarter Highlights:

•	Solid Revenue Growth. Total revenue of $92 million for the first quarter, representing 12% year-over-year growth and a 6% sequential increase compared to the fourth quarter of 2022.

•	Financial Performance. Net loss of $5.9 million in the first quarter of 2023 compared to a net loss of $24 million in the comparable 2022 period. Adjusted EBITDA loss, a non-GAAP measure defined below, of $3.1 million, a 15% improvement from the first quarter of 2022.

•	Subscription Base. Active Subscriptions of 15,700 at March 31, 2023, representing a year-over-year increase of 3% and sequential quarterly decrease of 2%. Inspirato Pass subscriptions at March 31, 2023 of 3,300 representing a year-over-year decrease of 1% and sequential quarterly decrease of 8%.

•	Strong Demand. Total Occupancy of 77% and Total Nights Delivered of 50,700, a year-over-year increase of 18%.

•	Portfolio Optimization. Ended the first quarter with 726 Controlled Accommodations, an 11% net increase year-over-year. Controlled Accommodations decreased 1% compared to year-end 2022 as the Company removed from its portfolio select underperforming accommodations to drive future profitability.

•	Successful Early Adoption of New Offerings. First quarter Inspirato for Good (“IFG”) and Inspirato for Business (“IFB”) sales of $2.3 million and $4.4 million, respectively, representing increases of 88% and 85%, respectively, compared to the fourth quarter of 2022. These sales will be recognized as subscription revenue over the life of the contract and travel revenue at the time of travel.

Management Commentary

Co-Founder and Chief Executive Officer Brent Handler commented, “I’m incredibly proud of our team’s ability to execute on a number of new initiatives aimed at delivering a sustainable improvement to our gross margins. We entered the year with a heightened focus on optimizing our portfolio through lease renegotiations and inventory management. Coupled with the continued success of Inspirato for Good and Inspirato for Business, these efforts position Inspirato to deliver long-term shareholder value.”

“Along those lines – and consistent with our relationship-driven platform centered around delivering exceptional luxury travel experience – I’m extremely excited with the introduction of our new Member Investor Benefit. With this exclusive program, we are offering members one complimentary vacation for every 50,000 shares owned and held for six months.”

Added Chief Financial Officer Robert Kaiden, “Inspirato is an exciting brand with a strong outlook and clear roadmap to generating sustainable profitability on an adjusted EBITDA basis. I look forward to working with the team and executing our plan.”

2023 First Quarter Financial Results and Operational Metrics

The following table provides the components of gross margin for the periods ended March 31, 2022 and 2023:

	Three Months Ended March 31,
(millions)	2022	2023	Change
Travel revenue	$49.8	$55.1	11%
Subscription revenue	32.2	36.5	14%
Other revenue	0.1	0.1	n/m
Total revenue	82.1	91.7	12%
Cost of revenue	47.3	60.1	27%
Gross margin	$34.8	$31.6	(9)%
Gross margin (%)	42%	35%	(7	)pp
n/m = not meaningful pp = percentage points

The following table provides a breakdown of Total Nights Delivered for the periods ended March 31, 2022 and 2023:

	Three Months Ended March 31,
(approximate)	2022	2023
Nights delivered
Residence	27,700	29,800
Hotel	15,200	20,800
Total Nights Delivered	43,000	50,700

2023 Guidance

In 2023, the Company’s primary focus is on positioning itself to achieve future profitability on an adjusted EBITDA basis by improving its operating efficiencies and cost structure and focusing on portfolio optimization.

The Company reaffirms its prior 2023 guidance of total revenue between $350 and $370 million, an adjusted EBITDA loss of $10 million to $20 million and total operating expenses, excluding stock-based compensation, between $135 million and $140 million*. Further, the Company anticipates ending the year with a cash balance between $40 million and $50 million.

* Includes general and administrative, excluding stock-based compensation, sales and marketing, operations and technology and development expenses.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements below for information on the factors that could cause Inspirato’s actual results to differ materially from these forward-looking statements.

Forward-looking Adjusted EBITDA is a forward-looking non-GAAP financial measure. The Company is unable to reconcile forward-looking Adjusted EBITDA to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable effort, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as equity-based compensation expense. However, it is important to note that material changes to reconciling items could have a significant effect on Inspirato’s future GAAP results.

Reconciliation of Non-GAAP Financial Measures

In addition to Inspirato’s results determined in accordance with GAAP, Inspirato uses Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its business and financial performance. Inspirato believes that these non-GAAP financial measures provide useful information to investors about its business and financial performance, enhance their overall understanding of Inspirato’s past performance and future prospects, and allow for greater transparency with respect to metrics used by Inspirato’s management in their financial and operational decision making. Inspirato is presenting these non-GAAP financial measures to assist investors in seeing its business and financial performance through the eyes of management, and because Inspirato believes that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of its business over multiple periods with other companies in its industry.

There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in Inspirato’s financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, Inspirato’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.

Inspirato compensates for these limitations by providing a reconciliation of Adjusted Net Loss, Adjusted EBITDA, Adjusted EBTIDA Margin and Free Cash Flow to their respective related GAAP financial measures. Inspirato encourages investors and others to review its business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted Net Loss, Adjusted EBITDA loss, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.

Adjusted Net Loss. Adjusted Net Loss is a non-GAAP financial measure that Inspirato defines as net income (loss) before warrant fair value gains and losses.

The above items are excluded from Inspirato’s Adjusted Net Loss measure because management believes that these costs and expenses are not indicative of core operating performance and do not reflect the underlying economics of Inspirato’s business.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that Inspirato defines as net income (loss) before interest, taxes, depreciation and amortization, equity-based compensation expense, warrant fair value gains and losses, and public company readiness expenses.

The above items are excluded from Inspirato’s Adjusted EBITDA measure because management believes that these costs and expenses are not indicative of core operating performance and do not reflect the underlying economics of Inspirato’s business.

Free Cash Flow. Inspirato defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and additions to capitalized software. Inspirato believes that Free Cash Flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations, after purchases of property and equipment and additions to capitalized software, that can be used for strategic initiatives. Inspirato’s Free Cash Flow is impacted by the timing of bookings because it collects travel revenue between the time of booking and 30 days before a stay or experience occurs. See below for reconciliations of non-GAAP financial measures.

Key Business and Other Operating Metrics

Inspirato uses a number of operating and financial metrics, including the following key business metrics, to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and business plans, and make strategic decisions. Inspirato regularly reviews and may adjust processes for calculating its internal metrics to improve their accuracy.

Active Subscriptions. Inspirato uses Active Subscriptions to assess the adoption of its subscription offerings, which is a key factor in assessing penetration of the market in which it operates and a key driver of revenue. Inspirato defines Active Subscriptions as subscriptions as of the measurement date that are paid in full, as well as those for which Inspirato expects payment for renewal.

Controlled Accommodations. Controlled Accommodations includes leased residences, hotel penthouses, suites and rooms, and residences under net rate agreements, including those that have executed agreements but have not yet been released for booking by Inspirato’s members.

Total Nights Delivered. Total Nights Delivered includes all Paid, Inspirato Pass, Inspirato for Good, Inspirato for Business, employee and other complimentary nights in all residences or hotels.

Total Occupancy. Total Occupancy is inclusive of Paid, Inspirato Pass, Inspirato for Good, Inspirato for Business, employee and other complimentary nights in residences.

Inspirato Incorporated

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2023
Revenue	$82,073	$91,700
Cost of revenue (including depreciation of $375 in 2022 and $927 in 2023)	47,309	60,052
Gross margin	34,764	31,648
General and administrative (including equity-based compensation of $402 in 2022 and $657 in 2023)	17,694	18,110
Sales and marketing	10,142	6,647
Operations	9,674	8,205
Technology and development	2,808	3,362
Depreciation and amortization	659	979
Interest, net	139	(113)
Warrant fair value losses	17,670	104
Other expense, net	—	57
Loss and comprehensive loss before income taxes	(24,022)	(5,703)
Income tax expense	181	200
Net loss and comprehensive loss	(24,203)	(5,903)
Net loss and comprehensive loss attributable to noncontrolling interests	11,901	3,007
Net loss and comprehensive loss attributable to Inspirato Incorporated	$(12,302)	$(2,896)

Basic and diluted weighted average Class A shares outstanding	42,312	64,517
Basic and diluted net loss attributable to Inspirato Incorporated per Class A share, respectively	$(0.29)	$(0.04)

Inspirato Incorporated

Condensed Consolidated Balance Sheets

(in thousands, except par value)
(unaudited)

	December 31,	March 31,
	2022	2023
Assets
Current assets
Cash and cash equivalents	$80,278	$59,920
Restricted cash	1,661	1,661
Accounts receivable, net	3,140	6,022
Accounts receivable, net – related parties	663	366
Prepaid member travel	19,915	25,005
Prepaid expenses	10,922	11,130
Other current assets	302	605
Total current assets	116,881	104,709
Property & equipment, net	18,298	18,364
Goodwill	21,233	21,233
Right-of-use assets	271,702	257,978
Other noncurrent assets	2,253	3,996
Total assets	$430,367	$406,280
Liabilities
Current liabilities
Accounts payable	$30,611	$32,037
Accrued liabilities	5,475	1,488
Deferred revenue, current	167,733	163,325
Lease liabilities, current	74,299	67,057
Total current liabilities	278,118	263,907
Deferred revenue, noncurrent	18,321	18,957
Lease liabilities, noncurrent	208,159	202,555
Warrants	759	863
Total liabilities	505,357	486,282

Commitments and contingencies

Equity (Deficit)
Class A common stock, par value $0.0001 per share, 1,000,000 shares authorized, 62,716 and 66,700 shares issued and outstanding as of December 31, 2022 and March 31, 2023, respectively	6	7
Class V common stock, $0.0001 par value, 500,000 shares authorized, 61,360 and 59,203 shares issued and outstanding as of December 31, 2022 and March 31, 2023, respectively	6	6
Additional paid-in capital	245,652	245,266
Accumulated deficit	(233,931)	(236,923)
Total equity excluding noncontrolling interest	11,733	8,356
Noncontrolling interests	(86,723)	(88,358)
Total deficit	(74,990)	(80,002)
Total liabilities and deficit	$430,367	$406,280

Inspirato Incorporated

Condensed Consolidated Statements of Cash Flows
(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2023
Cash flows from operating activities:
Net loss	$(24,203)	$(5,903)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,034	1,906
Loss on disposal of fixed assets	—	46
Warrant fair value losses	17,670	104
Equity-based compensation	402	657
Amortization of right-of-use asset	13,244	25,456
Changes in operating assets and liabilities:
Accounts receivable, net	398	(3,086)
Accounts receivable, net – related parties	(556)	297
Prepaid member travel	(1,915)	(5,090)
Prepaid expenses	(1,448)	(208)
Lease liability	(13,074)	(24,578)
Other assets	18	(590)
Accounts payable	(1,473)	1,161
Accrued liabilities	(1,662)	(3,987)
Deferred revenue	(1,101)	(3,772)
Net cash used in operating activities	(12,666)	(17,587)

Cash flows from investing activities:
Development of internal-use software	(183)	(1,932)
Purchase of property and equipment	(987)	(1,277)
Net cash used in investing activities	(1,170)	(3,209)

Cash flows from financing activities:
Proceeds from reverse recapitalization	90,070	—
Payments of reverse recapitalization costs	(23,899)	—
Payments of employee taxes for stock-based award exercises and vestings	(43)	(718)
Proceeds from option exercises	14	1,156
Distributions	(183)	—
Net cash provided by financing activities	65,959	438

Net increase (decrease) in cash, cash equivalents, and restricted cash	52,123	(20,358)
Cash, cash equivalents, and restricted cash – beginning of period	82,953	81,939
Cash, cash equivalents, and restricted cash – end of period	$135,076	$61,581

Supplemental cash flow information – cash paid for interest	$145	$—
Significant noncash transactions:
Accounting principle adoption	—	204
Conversion of preferred stock in connection with reverse recapitalization	104,761	—
Warrants acquired at fair value	9,874	—
Warrants exercised	8,390	—
Fixed assets purchased but unpaid, included in accounts payable at period end	200	265
Operating lease right-of-use assets exchanged for lease obligations	239,785	11,732
Conversion of deferred rent and prepaid rent to right-of-use assets	6,831	—

Reconciliation of Adjusted Net Loss

(unaudited)

	For the Three Months Ended March 31,
	2022	2023

	(in thousands)
Net loss	$(24,203)	$(5,903)
Warrant fair value losses	17,670	104
Adjusted Net Loss	$(6,533)	$(5,799)

Reconciliation of Adjusted EBITDA

(unaudited)

	For the Three Months Ended March 31,
	2022	2023

	(in thousands)
Net loss	$(24,203)	$(5,903)
Interest, net	139	(113)
Income taxes	181	200
Depreciation and amortization	1,034	1,906
Equity-based compensation	402	657
Warrant fair value losses	17,670	104
Public company readiness costs	1,092	—
Adjusted EBITDA	$(3,685)	$(3,149)
Adjusted EBITDA Margin (1)	(4.5)%	(3.4)%

(1)	We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

Reconciliation of Free Cash Flow

(unaudited)

	For the Three Months Ended March 31,
	2022	2023

	(in thousands)
Net cash used in operating activities	$(12,666)	$(17,587)
Development of internal-use software	(183)	(1,932)
Purchase of property and equipment	(987)	(1,277)
Free Cash Flow (deficit)	$(13,836)	$(20,796)

2023 First Quarter Earnings Call and Webcast

The Company invites you to join Brent Handler, Co-Founder and Chief Executive Officer, and Robert Kaiden, Chief Financial Officer for a conference call on Tuesday, May 9, 2023 to discuss its 2023 first quarter operating and financial results.

To listen to the audio webcast and Q&A, please visit the Inspirato Investor Relations website at https://investor.inspirato.com. An audio replay of the webcast will be available on the Inspirato Investor Relations website shortly after the call.

Conference Call and Webcast:

Date/Time: Tuesday, May 9, 2023 at 11:00 a.m. ET
Webcast: https://edge.media-server.com/mmc/p/f4ydmipk

Upcoming Events

The Company plans to host a virtual member update on May 16, 2023 and attend the 2023 Cantor Tech Conference in New York City on June 14-15, 2023. An updated presentation will be posted to the Company’s website, https://investor.inspirato.com, prior to each event.

About Inspirato

Inspirato (NASDAQ: ISPO) is a luxury travel subscription company that provides exclusive access to a managed and controlled portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty, and value that discerning customers demand. The Inspirato portfolio includes branded luxury vacation homes, accommodations at five-star hotel and resort partners, and custom travel experiences. For more information, visit www.inspirato.com and follow @inspirato on Instagram, Facebook, Twitter, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning the federal securities laws. Forward-looking statements generally relate to future events or Inspirato’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “intend,” “target,” or the negative of these words or other similar expressions that concern expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Inspirato’s expectations relating to future operating results and financial position; guidance and growth prospects including those related to new platforms Inspirato for Good and Inspirato for Business; quotations of management; Inspirato’s expectations regarding the luxury travel market; anticipated future expenses and investments; business strategy and plans; market growth; market position; and potential market opportunities. Inspirato’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in Inspirato’s plans or assumptions, that could cause actual results to differ materially from those projected. These risks include Inspirato’s inability to forecast its business due to limited experience with its pricing models; the risk of downturns in the travel and hospitality industry, including residual effects of the COVID-19 pandemic; its ability to compete effectively in an increasingly competitive market; its ability to sustain and manage growth; and current market, political, economic and business conditions and other risks detailed in filings with the Securities and Exchange Commission (the “SEC”), including in Inspirato’s Annual Report on Form 10-K filed with the SEC on March 15, 2023, Quarterly Report on Form 10-Q that will be filed with the SEC by May 10, 2023 and subsequent filings with the SEC.

Past performance is not necessarily indicative of future results. If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect Inspirato’s expectations, plans, or forecasts of future events and views as of the date of this press release. Inspirato anticipates that subsequent events and developments will cause its assessments to change. All information provided in this release is as of the date hereof, and Inspirato undertakes no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing Inspirato’s assessment as of any date subsequent to the date of this press release.

Contacts:

Investor Relations:

ir@inspirato.com

Media Relations:

communications@inspirato.com